Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ARTISAN PARTNERS ASSET MANAGEMENT INC. (the “Corporation”)

ARTICLE I. STOCKHOLDERS

SECTION 1.1. Annual Meeting. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware, or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Board of Directors of the Corporation (the “Board”) from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 1.2. Special Meetings. Special meetings of stockholders may be called at any time only by the Board, the Chairman of the Board or the Chief Executive Officer, to be held at such date, time and place either within or without the State of Delaware, or may not be held at any place, but may instead be held solely by means of remote communication, as may be stated in the notice of the meeting.

SECTION 1.3. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, the Corporation shall give written notice to stockholders of the date, time and place (if any) of such meeting, the means of remote communication (if any) and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”), notice of all meetings shall be given not less than ten nor more than 60 days before the meeting date to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notice shall be deemed to be given: (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation; (ii) if stockholders have consented to receive notices by a form of electronic transmission, when directed to a fax number or an email address at which the stockholder has consented to receive notice; (iii) if posted on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting, and (B) the giving of such separate notice; (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 233 of the DGCL. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process.

SECTION 1.4. Fixing of Record Date.

(a) The Board may fix a record date so that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof. The record date for any such meeting shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix the record date for stockholders entitled to notice of such adjourned meeting on the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.4 at the adjourned meeting.

(b) The Board may fix a record date so that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting. The record date for a consent in writing shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) The Board may fix a record date so that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date for such a matter shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 1.5. List of Stockholders Entitled to Vote. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the names of all its stockholders who are entitled to vote at a stockholders meeting; provided, however, if the record date for determining stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. The list shall be arranged in alphabetical order and show the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 1.6. Stockholder Quorum and Voting Requirements.

(a) At each meeting of stockholders, except where otherwise provided by law or the Restated Certificate of Incorporation (the “Certificate of Incorporation”) or these Bylaws, a majority of the votes entitled to be cast on a matter at the meeting, whether the holders thereof are present in person or represented by proxy, shall constitute a quorum for action on that matter. Where a separate vote by class or series is required for any matter, the holders of a majority of the votes entitled to be cast of shares of such class or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at a meeting of any class or series in connection with a separate vote by such a class or series, either (i) the holders of such class or series so present in person or represented by proxy may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.10 of these Bylaws until a quorum of such class shall be so present or represented or (ii) the presiding officer of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.10 of these Bylaws until a quorum of such class or series shall be so present and represented without the approval of the stockholders who are present in person or represented by proxy and entitled to vote.

(b) Directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or series is required, the affirmative vote of the holders of a majority of the votes of the shares of such class or series present in person or represented by proxy at the meeting shall be the act of such class or series, except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws. For purposes of this Section 1.6, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

SECTION 1.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 1.8. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the votes of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

SECTION 1.9. Voting Shares Owned by the Corporation or Certain Related Corporations. Shares of the Corporation (i) belonging to the Corporation or (ii) held by another corporation if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation, shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Notwithstanding the foregoing, shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 1.10. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 1.11. Inspectors.

(a) Appointment and Duties. Prior to any meeting of stockholders, the Board, Chairman of the Board or the Chief Executive Officer may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall:

(i)	ascertain the number of shares outstanding and the voting power of each;

(ii)	determine the shares represented at the meeting and the validity of proxies and ballots;

(iii)	count all votes and ballots;

(iv)	determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(v)	certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

The inspectors may appoint or retain other persons to assist them in the performance of their duties.

(b) Polls. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls.

(c) Validity and Counting. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the Board, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

SECTION 1.12. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, if any, or in the absence of the President, by a Vice President, or in the absence of the foregoing persons, by a chairperson designated by the Board, or in the absence of such designation, by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairperson of the meeting may appoint any person to act as Secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairperson of the meeting. The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, adjournments of the meeting and the opening and closing of the voting polls, for each item on which a vote is to be taken.

SECTION 1.13. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.13.

(b) For any matter to be brought properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) brought before the annual meeting by a stockholder (x) who is a stockholder of record of the Corporation on the date the Stockholder Notice provided for in this Section 1.13 is delivered to the Secretary of the Corporation, (y) who is entitled to vote at the annual meeting and (z) who complies with the procedures set forth in this Section 1.13.

(c) In addition to any other requirements under applicable law, the Certificate of Incorporation, or these Bylaws, written notice (the “Stockholder Notice”) of any nomination or other proposal to be brought before the annual meeting by a stockholder must be timely and any proposal, other than a nomination, must constitute a proper matter for stockholder action.

To be timely, the Stockholder Notice must be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (for these purposes, the annual meeting for the year 2013 shall be deemed to have occurred on May 15, 2013); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be considered timely if it is given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Notwithstanding anything in this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(d) A Stockholder Notice must contain the following information:

(i)	whether the stockholder is providing the notice at the request of a beneficial holder of shares;

(ii)	whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from, any other person with respect to the investment by the stockholder or such beneficial holder in the Corporation or the matter the Stockholder Notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are hereinafter collectively referred to as “Interested Persons”);

(iii)	the name and address of each Interested Person;

(iv)	a complete listing of the record and beneficial ownership positions (including number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by each Interested Person;

(v)	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the six months preceding the date of delivery of the Stockholder Notice by or for the benefit of any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof;

(vi)	a representation that the stockholder is a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person (or have a qualified representative appear on his or her behalf in person) at the meeting to propose the matter set forth in the Stockholder Notice;

(vii)	if the Stockholder Notice relates to the nomination of directors, (x) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation), (y) each nominee’s signed consent to serve as a director of the Corporation if elected, and (z) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation); and

(viii)	if the Stockholder Notice relates to a matter other than the nomination of directors, (x) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders, and (y) a brief written statement of the reasons why such stockholder favors the proposal.

As used herein, “beneficially owned” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act. The Stockholder Notice shall be updated not later than the earlier of (i) ten days after the record date for the determination of stockholders entitled to vote at the meeting and (ii) the business day before the date the meeting will be held, to provide any material changes in the foregoing information as of the record date. The Corporation may also require any proposed nominee to furnish such other information, including completion of the Corporation’s directors questionnaire, as it may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit, compensation or other committee of the Board under the various rules and standards applicable to the Corporation.

(e) For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of the meeting, if a notice in the form of, and containing the same information required to be included in, a Stockholder Notice pursuant to subsections (c) and (d) of this Section 1.13 shall be delivered to the Secretary of the Corporation at the principal place of business of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is publicly announced or disclosed. Such notice shall be updated not later than the earlier of (i) ten days after the record date for the determination of stockholders entitled to vote at the special meeting and (ii) the business day before the date the special meeting will be held, to provide any material changes in the foregoing information as of the record date.

(f) For purposes of this Section 1.13, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC.

(g) Only persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible for election as directors of the Corporation. In no event shall the postponement or adjournment of an annual or special meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1.13.

(h) The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.13 and, if not so given, shall direct and declare at the meeting that such nominees and other matters are not properly before the meeting and shall not be considered. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination, or make any such proposal, such nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Notwithstanding anything to the contrary herein, this Section 1.13 shall not apply to stockholder proposals made in compliance with Rule 14a-8 under the Exchange Act that are included in the Corporation’s proxy statement for an annual meeting pursuant to the Exchange Act.

ARTICLE II. BOARD OF DIRECTORS

SECTION 2.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided under the DGCL or the Certificate of Incorporation.

SECTION 2.2. Number, Classification, Tenure and Qualifications.

(a) Number. The Board shall consist of one or more members, each of whom shall be a natural person. The number of directors may be designated from time to time by the Board, and shall initially be seven.

(b) Tenure. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

(c) Qualifications. A director need not be a stockholder of the Corporation except if required by the Certificate of Incorporation.

SECTION 2.3. Removal. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the votes of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the Certificate of Incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

SECTION 2.4. Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

SECTION 2.5. Vacancies. Vacancies on the Board shall be filled in accordance with the Certificate of Incorporation.

SECTION 2.6. Committees.

(a) The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these Bylaws.

(b) Unless the Board otherwise provides, each committee shall be authorized to fix its own rules governing the conduct of its activities. In the absence of a resolution by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. Except to the extent any committee determines otherwise with respect to a particular meeting or portion of a meeting, meetings of any committee shall be open to all members of the Board. Any committee may invite officers of the Corporation to its meetings as it deems appropriate. Any committee may appoint one or more subcommittees of its members.

SECTION 2.7. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. Directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as directors of the Corporation.

SECTION 2.8. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

SECTION 2.9. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board. Reasonable notice thereof shall be given by the person or persons calling the meeting.

SECTION 2.10. Notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or committee need be specified in any notice of such meeting. Notice may be given orally or communicated in person or by telephone, by fax, email or other form of electronic transmission, by private carrier, or in any other manner provided by the DGCL.

SECTION 2.11. Quorum; Vote Required for Action. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

SECTION 2.12. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof or subcommittee thereof, may be taken without a meeting if all members of the Board or of such committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee or subcommittee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.13. Telephonic or Other Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board or any subcommittee thereof, may participate in a meeting of the Board or of such committee or subcommittee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.13 shall constitute presence in person at such meeting.

SECTION 2.14. Chairman of the Board; Organization. If an Executive Chairman shall have been elected by the Board as described in Article III of these Bylaws, and if such person is also a director, the Executive Chairman shall be Chairman of the Board. If no Executive Chairman shall have been elected, the Board may elect one of its members to be Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he is present. The Chairman of the Board shall have such other powers and duties as may from time to time be prescribed by these Bylaws or by resolution of the Board. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III. OFFICERS

SECTION 3.1. Number. The principal officers of the Corporation may include an Executive Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, any number of whom may be designated as Senior Vice President or Executive Vice President, Secretaries, Treasurers, Assistant Secretaries

and Assistant Treasurers, each of whom shall be elected by the Board. Such other officers as may be deemed necessary may be elected or appointed by or under the authority of the Board. Such other assistant officers as may be deemed necessary may be appointed by the Board or the Chief Executive Officer for such term as is specified in the appointment. The Board may give any officer or assistant officer such further designations or alternate titles as it considers desirable. The same natural person may simultaneously hold more than one office in the Corporation unless the Certificate of Incorporation or these Bylaws provide otherwise.

SECTION 3.2. Election; Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice or electronic transmission to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

SECTION 3.3. Executive Chairman. The Executive Chairman, if one shall have been elected, shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board, including, but not limited to, sharing with the Chief Executive Officer responsibility for strategic planning, collaborating with the Chief Executive Officer on major initiatives, assisting the Chief Executive Officer and other senior officers in matters relating to communications and relationships with the Corporation’s constituents, and generally serving as a resource for the Chief Executive Officer

SECTION 3.4. Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, stock certificates, contracts, leases, reports and other documents or instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board. The Chief Executive Officer shall, in the absence of the Chairman of the Board and/or Executive Chairman (if there be one), preside at annual and special meetings of stockholders.

SECTION 3.5. President. The President shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the

Chief Executive Officer and the Board and any duly authorized committee of the Board. In the absence of the Chief Executive Officer or in the event of his death or inability or refusal to act, the President, if one has been elected, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall preside at meetings of the stockholders and at meetings of the Board at which the Chairman of the Board and/or the Executive Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to the Chief Executive Officer or some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

SECTION 3.6. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the Corporation and, subject to the control of the Chief Executive Officer or the President, shall administer and be responsible for the management of the business and affairs of the Corporation. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed. The Chief Operating Officer shall perform such other duties as are incident to the office of Chief Operating Officer or as may be prescribed from time to time by the Board, the Chief Executive Officer or the President.

SECTION 3.7. Vice Presidents. One or more of the Vice Presidents may be designated as Senior Vice President or Executive Vice President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the President’s absence, at the request of the Board, the Vice Presidents, in the order designated at the time of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed. Any Vice President shall perform such other duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board, the Chief Executive Officer or the President.

SECTION 3.8. Secretary. The Secretary shall: (i) record the proceedings of the stockholders, Board and Board committee meetings in one or more books provided for that purpose, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (iii) be custodian of the Corporation’s records and of the seal of the Corporation, (iv) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (v) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer or the President. The Secretary may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

SECTION 3.9. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the Chief Executive Officer or as may be provided by law.

SECTION 3.10. Chief Financial Officer. The Chief Financial Officer shall have overall supervision of the financial operations of the Corporation and shall perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board, the Chief Executive Officer or the President. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

SECTION 3.11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board, the Chief Executive Officer, the President or the Secretary or the Treasurer, respectively.

ARTICLE IV. STOCK

SECTION 4.1. Certificates for Shares.

(a) The shares of stock in the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form.

(b) If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c) Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 4.3. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of such shares, or his or her legal representative, who shall furnish proper evidence of authority to transfer or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books and records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the DGCL.

SECTION 4.4. Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as they may deem expedient concerning the issue, transfer and registration of shares of the Corporation represented in certificated or uncertificated form, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

ARTICLE V. INDEMNIFICATION

SECTION 5.1. Indemnification.

(a) Except as provided in this Bylaw, the Corporation shall indemnify Indemnitees (as defined below) against all liability and Expenses (as defined below) to the fullest extent permitted by Delaware law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Expenses actually and reasonably incurred by Indemnitee in defending or prosecuting any action, suit or proceeding, as described in this Bylaw, shall be paid or reimbursed by the Corporation promptly in advance of final disposition of such action, suit or proceeding upon receipt by it of an undertaking of Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. The Corporation shall not be required to pay or reimburse Expenses in connection with any proceeding initiated by Indemnitee, unless (i) the Corporation has joined in or the Board has consented to the initiation of such proceeding, (ii) the Corporation agrees to pay or reimburse Expenses, in its sole discretion, pursuant to powers vested in the Corporation under applicable law, or (iii) such Expenses arise in connection with a Permitted Counterclaim. In addition, the Corporation shall not indemnify Indemnitee or advance or reimburse Indemnitee’s Expenses to the extent the action, suit or proceeding alleges claims under Section 16(b) of the Exchange Act, unless Indemnitee has been successful on the merits, received the written consent to incurring the Expense or settled the case with the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse Indemnitee.

(b) No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court, such determinations shall be made by (1) a majority vote of the directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by stockholders.

(c) Indemnitee shall notify the Corporation in writing as soon as reasonably practicable upon having actual knowledge of an action, suit or proceeding (including by being served with any summons, citation, subpoena, complaint, indictment, information or other document) relating to any matter which may result in a claim for indemnification or the advance payment or reimbursement of Expenses covered hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee pursuant to this Bylaw.

(d) As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Corporation.

(e) For the purposes of this Bylaw,

(i)	the term “Indemnitee” shall mean any person made or threatened to be made a party, or otherwise involved in any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, employee or agent or is or was a member of the stockholders committee (a “Stockholders Committee Member”) acting pursuant to the Stockholders Agreement among the Corporation, Artisan Investment Corporation and the stockholders named therein, as amended from time to time;

(ii)	the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise;

(iii)	service “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation; and

(iv)

the term “Expenses” shall include all reasonable fees, costs and expenses, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Bylaw, penalties and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such action, suit or proceeding, whether civil, criminal, administrative or investigative, but shall exclude the costs of (1) any of Indemnitee’s counterclaims other than Permitted Counterclaims or (2) the fees and costs of enforcing a right to indemnification or advance payment or reimbursement under this Bylaw.

(f) Any action, suit or proceeding regarding indemnification or advance payment or reimbursement of Expenses arising out of the Bylaws or otherwise shall only be brought and heard in the Delaware Court of Chancery. In the event of any payment under this Bylaw, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights. Except as required by law or as otherwise becomes public, Indemnitee will keep confidential any information that arises in connection with this Bylaw, including, but not limited to, claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this Bylaw and any communications between the parties. No amendment of the Certificate of Incorporation of the Corporation or this Bylaw shall impair the rights of any Indemnitee arising at any time with respect to events occurring prior to such amendment.

(g) The indemnification and advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such official capacity (including, without limitation, rights to indemnification or advancement of fees and expenses incurred in connection with an action, suit, or proceeding commenced by such person to enforce a right to indemnification or advancement, to the extent such person is successful in such action, suit, or proceeding).

SECTION 5.2. Permissive Supplementary Benefits. The Corporation may, but shall not be required to, supplement the foregoing right to indemnification against liability and advancement of expenses under Section 5.1 by either or both of the following: (a) purchasing insurance on behalf of any one or more of such Indemnitees whether or not the Corporation would be obligated to indemnify or advance Expenses to such Indemnitee under Section 5.1, and (b) entering into individual or group indemnification agreements with any one or more of such Indemnitees.

SECTION 5.3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of Expenses conferred on any Indemnitee by this Article V are not exclusive of other rights arising under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or of disinterested directors or otherwise, and shall inure to the benefit of the estate, heirs, legatees, distributees, executors, administrators and other comparable legal representatives of such person.

SECTION 5.4. Severability. If this Article V or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article V shall be deemed to be modified to the minimum extent necessary to avoid a violation of law, and as so modified, this Article V and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE VI. MISCELLANEOUS

SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

SECTION 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

SECTION 6.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (a) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

SECTION 6.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records in accordance with law.

SECTION 6.6. Amendment of Bylaws. Subject to the terms of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed, and new Bylaws adopted, by the Board, but the stockholders entitled to vote may adopt additional Bylaws and may amend, alter or repeal any Bylaw whether or not adopted by them.

SECTION 6.7. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board or subcommittee thereof, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books, accounts or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, committees of the Board or subcommittees thereof, or by any other person as to matters that such director, committee member, subcommittee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.